Exhibit 99.1

OphthaliX Announces CF101 is Granted Patent in Japan for Intraocular Pressure a Key Cause of Glaucoma

●     CF101’s Phase II glaucoma trial recently completed enrollment

●      Glaucoma market is estimated to reach $3 billion by 2023

PETACH TIKVA, Israel, December 17, 2015 -- OphthaliX Inc. (OTCQB:OPLI), a clinical-stage company focused on developing therapeutic products for the treatment of ophthalmic disorders and a subsidiary of Can-Fite BioPharma Ltd. (NYSE MKT:CANF), announced today that the Japan Patent Office has granted a patent for CF101 for the reduction of intraocular pressure (IOP) in a patent titled, "A3 adenosine receptor agonists for the reduction of intraocular pressure." CF101 is an A3 adenosine receptor (A3AR) agonist that binds to A3AR, which is known to be over-expressed in inflammatory cells. Can-Fite, which licenses the ophthalmic indications of CF101 to OphthaliX, has been granted a similar patent in the U.S. for IOP and has pending applications in other key global markets.

OphthaliX is currently conducting a Phase II trial of CF101 for the treatment of glaucoma in Europe and Israel. Patient enrollment has been completed and top line results are expected in mid-2016.

Increased pressure in the eye, or IOP, is a leading cause of glaucoma, which can damage the optic nerve and cause vision loss. While most glaucoma drugs currently on the market are generic eye drops, CF101 is one of only a few oral drugs in development for the treatment of this disease. An estimated 3 million Americans have glaucoma. The treatment market for glaucoma in the seven major markets was estimated to be $2.4 billion in 2013 and is estimated to reach approximately $3 billion by 2023 according to GlobalData.

“We are building our intellectual property assets for CF101 in the treatment of glaucoma, a leading cause of blindness. There is no cure for the disease and we believe our treatment alternative would offer benefits including oral administration and an excellent safety profile. Through a Phase II trial, we are advancing CF101 for this important indication,” stated Dr. Pnina Fishman, Chairman and Interim CEO of OphthaliX.

About CF101

CF101, an A3 adenosine receptor (A3AR) agonist, is a novel, first in class small molecule orally bioavailable drug which binds with high affinity and selectivity to the A3AR, which is known to be over-expressed in inflammatory cells. The drug acts as a neuro-protective agent and prevents apoptosis of retinal ganglion cells.

About OphthaliX Inc.

OphthaliX Inc. is a clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic disorders.

Forward-Looking Statements

This press release contains forward-looking statements, about OphthaliX’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, OphthaliX or its representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by OphthaliX with the U.S. Securities and Exchange Commission (the “SEC”), press releases or oral statements made by or with the approval of one of OphthaliX’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause OphthaliX’s actual results to differ materially from any future results expressed or implied by the forward looking statements. Many factors could cause OphthaliX’s actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in OphthaliX’s filings with the SEC. In addition, OphthaliX operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. OphthaliX undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Motti Farbstein

motti@ophthalix.com

+972-3-9241114